Exhibit 99.1
10x Genomics Reports Second Quarter 2024 Financial Results
PLEASANTON, Calif. August 8, 2024 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the second quarter ended June 30, 2024.
Recent Highlights
•Revenue was $153.1 million for the second quarter, a 4% increase over the corresponding period of 2023, primarily driven by stronger contributions from consumables.
•Began shipping Xenium Prime 5K, which measures 5,000 genes and features an enhanced chemistry to deliver excellent per-gene sensitivity, improved specificity and spatial fidelity, and integrated multimodal cell segmentation.
•Announced that the Garvan Institute of Medical Research selected Chromium GEM-X for its new TenK10K project, which intends to map 50 million human cells to identify unique genomic fingerprints of autoimmune diseases, heart diseases and cancer.
“While it’s a challenging macro environment, we saw strong demand for spatial and single cell consumables this quarter, fueled by significant product launches earlier this year,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “We remain confident in the strength, differentiation and long-term potential of our platforms as we evolve our commercial organization and continue to execute our strategy.”
Second Quarter 2024 Financial Results
Revenue was $153.1 million for the second quarter of 2024, a 4% increase from $146.8 million for the corresponding prior year period.
Gross margin was flat year over year at 68%.
Operating expenses were $146.0 million for the second quarter of 2024, a 10% decrease from $163.0 million for the corresponding prior year period. This decrease was primarily driven by lower personnel expenses, including stock-based compensation expense, and a decrease in laboratory materials and supplies.
Operating loss was $41.7 million for the second quarter of 2024, as compared to $63.4 million for the corresponding prior year period. Operating loss includes $38.5 million of stock-based compensation for the second quarter of 2024, as compared to $45.7 million of stock-based compensation for the corresponding prior year period.
Net loss was $37.9 million for the second quarter of 2024, as compared to a net loss of $62.4 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $380.1 million as of June 30, 2024.
2024 Financial Guidance
10x Genomics is updating its outlook for the full year 2024. The company now expects revenue to be in the range of $640 million to $660 million versus a prior range of $670 million to $690 million. The updated range represents 3% to 7% growth over full year 2023 revenue.
Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the second quarter 2024 financial results, business developments and outlook after market close on Thursday, August 8 , 2024 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn or X (Twitter).
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s product momentum, potential, organization, strategy, demand, progress and launches, our expected performance advantages and benefits of using our products and services, customer usage and adoption of our products and our financial performance and results of operations, including our expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recently-filed 10-K for the fiscal year ended December 31, 2023 and the company’s 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission (SEC) and elsewhere in the documents 10x Genomics, Inc. files with the SEC from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue (1)	$153,104	$146,819	$294,110	$281,104
Cost of revenue (2)	48,884	47,207	96,976	83,102
Gross profit	104,220	99,612	197,134	198,002
Operating expenses:
Research and development (2)	62,918	71,460	131,556	138,558
Selling, general and administrative (2)	83,039	91,510	168,813	174,790
Total operating expenses	145,957	162,970	300,369	313,348
Loss from operations	(41,737)	(63,358)	(103,235)	(115,346)
Other income (expense):
Interest income	4,715	4,100	9,451	7,969
Interest expense	(1)	(5)	(2)	(24)
Other expense, net	(56)	(1,504)	(1,096)	(3,020)
Total other income	4,658	2,591	8,353	4,925
Loss before provision for income taxes	(37,079)	(60,767)	(94,882)	(110,421)
Provision for income taxes	818	1,647	2,964	2,740
Net loss	$(37,897)	$(62,414)	$(97,846)	$(113,161)

Net loss per share, basic and diluted	$(0.32)	$(0.53)	$(0.82)	$(0.97)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	120,066,972	116,707,672	119,461,485	116,166,776

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Instruments
Chromium	$8,792	$12,859	$16,642	$24,485
Spatial	15,060	18,096	32,663	25,646
Total instruments revenue	23,852	30,955	49,305	50,131
Consumables
Chromium	94,108	100,794	178,035	201,890
Spatial	29,254	11,694	55,662	22,976
Total consumables revenue	123,362	112,488	233,697	224,866
Services	5,890	3,376	11,108	6,107
Total revenue	$153,104	$146,819	$294,110	$281,104
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Americas
United States	$89,672	$88,394	$165,309	$164,675
Americas (excluding United States)	3,419	3,149	7,412	5,664
Total Americas	93,091	91,543	172,721	170,339
Europe, Middle East and Africa	37,362	31,246	72,083	59,668
Asia-Pacific
China	13,738	12,755	27,662	26,786
Asia-Pacific (excluding China)	8,913	11,275	21,644	24,311
Total Asia-Pacific	22,651	24,030	49,306	51,097
Total Revenue	$153,104	$146,819	$294,110	$281,104
(2)Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Cost of revenue	$2,247	$1,835	$4,280	$3,296
Research and development	17,862	19,560	34,750	37,340
Selling, general and administrative	18,383	24,301	35,591	47,161
Total stock-based compensation expense	$38,492	$45,696	$74,621	$87,797

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$379,824	$359,284
Marketable securities	269	29,411
Accounts receivable, net	91,178	114,832
Inventory	88,272	73,706
Prepaid expenses and other current assets	19,612	18,789
Total current assets	579,155	596,022
Property and equipment, net	263,285	279,571
Operating lease right-of-use assets	60,872	65,361
Goodwill	4,511	4,511
Intangible assets, net	16,658	16,616
Other noncurrent assets	5,187	3,062
Total assets	$929,668	$965,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$21,248	$15,738
Accrued compensation and related benefits	20,078	30,105
Accrued expenses and other current liabilities	42,437	56,648
Deferred revenue	16,436	13,150
Operating lease liabilities	10,820	11,521
Total current liabilities	111,019	127,162
Operating lease liabilities, noncurrent	78,662	83,849
Deferred revenue, noncurrent	11,358	8,814
Other noncurrent liabilities	4,571	4,275
Total liabilities	205,610	224,100
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	2,106,752	2,025,890
Accumulated deficit	(1,382,266)	(1,284,420)
Accumulated other comprehensive loss	(430)	(429)
Total stockholders’ equity	724,058	741,043
Total liabilities and stockholders’ equity	$929,668	$965,143